Exhibit 20

                           BOWLES FLUIDICS CORPORATION

               6625 Dobbin Road, Columbia, Maryland 21045-4707 USA
                 Phone: 410-381-0400           Fax: 410-381-2718

                                                                    June 9, 1998

TO THE STOCKHOLDERS OF BOWLES FLUIDICS CORPORATION:

Two factors allowed total sales to reach a new high:

     o Increase in tooling billing.
     o Increased market penetration for our automotive products in North
       America.

Our continuous planned efforts devoted to new product development, particularly the air outlets, have negatively affected our profit as could be expected.

During this quarter we have reorganized our product development activity following team concepts in order to promote faster and more complete information flow among the functional groups. We are seeking cost reduction by revamping our manufacturing process to be cellular and have three products planned for its use.

                                         Sincerely,


                                         Ronald Stouffer
                                         President

RS:lto
Attachment

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

                                                                      EXHIBIT 20

BOWLES FLUIDICS CORPORATION
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                         Three Months Ended            Six Months Ended
                                                       April 25,      April 26,     April 25,     April 26,
                                                         1998           1997          1998          1997
                                                      -----------   -----------   -----------   -----------
Net Sales                                             $ 5,669,190   $ 4,983,272   $10,472,861   $ 9,227,395
Cost of Sales                                           4,011,008     3,037,098     7,306,394     6,195,179
Selling, General and Administrative Expenses              708,367       896,487     1,329,115     1,737,469
Research and Development Costs                            196,597       256,747       377,563       531,508
Interest Income and Other Income and (Expense), Net        22,716        32,305        55,215        49,339
                                                      -----------   -----------   -----------   -----------

Income before Taxes                                   $   775,934   $   825,245   $ 1,515,004   $   812,578

Provision for Income Taxes                                289,172       307,174       560,390       292,342
                                                      -----------   -----------   -----------   -----------
Net Income                                            $   486,762   $   518,071   $   954,614   $   520,236
                                                      -----------   -----------   -----------   -----------
Income applicable to Common Shareholders              $   468,100   $   499,409   $   917,291   $   482,913
                                                      ===========   ===========   ===========   ===========

Net Income per Share

    Basic                                             $      0.04   $      0.04   $      0.07   $      0.04
    Diluted                                           $      0.03   $      0.03   $      0.06   $      0.03


--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS

                                                  Unaudited        Audited
                                               April 25, 1998  October 25,1997
                                               --------------  ---------------

ASSETS
    Cash and Cash Equivalents                    $    41,736     $   755,525
    Investments                                      495,968       1,563,121
    Accounts Receivable                            3,749,214       3,112,063
    Inventories                                    3,076,403       2,130,615
    Other Current Assets                             432,116         634,037
                                                 -----------     -----------

           Total Current Assets                    7,795,437       8,195,361

    Property, Plant and Equipment, Net             4,196,946       3,494,335
    Other Assets                                      92,323          95,005
                                                 -----------     -----------

            Total Assets                         $12,084,706     $11,784,701
                                                 ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts Payable--Trade                      $ 1,035,950     $ 1,122,437
    Accrued Expenses and Other Liabilities         1,079,561       1,609,807
    Income Taxes Payable                              58,078          48,162
                                                 -----------     -----------

         Total Current Liabilities                 2,173,589       2,780,406

    Other Liabilities                                480,612         492,866
                                                 -----------     -----------

         Total Liabilities                         2,654,201       3,273,272
                                                 -----------     -----------

    8% Convertible Preferred Stock                   933,080         933,080
    Common Stock                                   1,264,001       1,264,001
    Additional Paid-in Capital                     2,728,083       2,728,083
    Retained Earnings                              4,505,341       3,586,265
                                                 -----------     -----------

        Stockholders' Equity                       9,430,505       8,511,429
                                                 -----------     -----------

        Total Liabilities and Stockholders'
          Equity                                 $12,084,706     $11,784,701
                                                 ===========     ===========

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


BOWLES FLUIDICS CORPORATION
PART II.  OTHER INFORMATION

Item 6.       (b)     Reports on Form 8-K

April 21, 1998

     An Annual Meeting of Stockholders of Bowles Fluidics Corporation was held on March 12, 1998.

1.   The following Board of Directors was elected:

                           William Ewing III
                           Ronald D. Stouffer
                           John E. Searle, Jr.
                           David C. Dressler
                           Eric W. Koehler

2. Also at the meeting of stockholders, Coopers & Lybrand L.L.P. was appointed as the Corporation's certified public accountants.

3. At a directors' meeting immediately following the meeting of stockholders, the following officers were elected:

         Chairman of the Board                             William Ewing III
         President                                         Ronald D. Stouffer
         Executive Vice President                          Eric W. Koehler
         Vice President, Administration, & Secretary       Eleanor M. Kupris
         Vice President, Engineering                       Richard W. Hess
         Vice President, Finance                           David A. Quinn
         Vice President, Quality Assurance                 Dharapuram N. Srinath
         Vice President, Operations                        Melvyn J.L. Clough
         Corporate Controller                              Arlene M. Hardy

4. In the category of Other Events, it is wished to report an error in the Proxy Statement issued in conjunction with the Annual Meeting of Stockholders held on March 12, 1998.

     The Proxy Statement failed to report three Trusts as the following holders of at least 5% of the Company's stock.

              Jessie E. Phillips
                  Common Shares                 1,181,324             9.4%
                  Preferred Shares                232,985            25.0%

              Grace Ewing Huffman
                  Common Shares                 1,181,324             9.4%
                  Preferred Shares                232,985            25.0%

              Estate of Maria Taylor Ewing
                  Common Shares                 3,831,014            30.4%
                  Preferred Shares                382,554            40.9%

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

                                    FORM 10-Q

                           BOWLES FLUIDICS CORPORATION

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         BOWLES FLUIDICS CORPORATION

Date ___________________                 By ___________________________
                                              Ronald D. Stouffer
                                              President

Date ___________________                 By ___________________________
                                              David A. Quinn
                                              Vice President-Finance

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